Exhibit 99.l

              Gexa Corp. Announces Class Action Lawsuit Dismissed

    HOUSTON--(BUSINESS WIRE)--Dec. 22, 2004--Gexa Corp. (Nasdaq:GEXA), a Texas retail electricity provider, today announced that the previously filed class action lawsuit styled Frederick Pappey, et al. vs. Gexa Corp., Neil Leibman, Marcie Zlotnick and Sarah Veach, has been dismissed without prejudice by the plaintiffs. While the case could be refiled, Gexa believes the lawsuit has no merit and will vigorously defend any such refiled action.
    About Gexa Corp.: Gexa Corp dba Gexa Energy is a retail electricity provider currently serving residential and commercial customers in Texas, and it has applied to begin serving commercial customers in New York and Massachusetts. The Company offers customers in restructured retail energy markets competitive prices, pricing choices, and customer friendly service.

    Forward-Looking Statements:

    This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund future operations, our assumptions regarding the competitive restructuring and deregulation of the electricity market, our competition from utility companies, our dependence on the services of certain key personnel and our ability to manage our growth successfully. In particular, careful consideration should be given to cautionary statements made in the various reports Gexa Corp. files with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.


    CONTACT: Gexa Corp., Houston
             David Holeman, 713-470-0405
             investors@gexaenergy.com